UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8878 Covenant Avenue, Suite 209, Pittsburgh, PA	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 656-8886

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2019, REAC Group, Inc., a Florida corporation (the “Company”), filed Articles of Amendment to its Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of Florida to effectuate on March 1, 2019, a 1-for-10,000 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and a decrease in the authorized amount common stock from 9.999 billion (9,999,000,000) to 200 million (200,000,000) shares (the “Authorized Decrease”).

As previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 1, 2019, the Reverse Stock Split and Authorized Decrease were approved by the Company’s majority stockholder on January 21, 2019 (the “Record Date”). On that date, the Company received written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of shares of voting securities representing approximately 86.79% of the total issued and outstanding shares of voting securities of the Company approving the Reverse Stock Split and Authorized Decrease.

As a result of the Reverse Stock Split, each 10,000 issued and outstanding shares of Common Stock before the Reverse Stock Split (the “Old Shares”) will become and be automatically converted into one (1) share of Common Stock after the Reverse Stock Split (the “New Shares”), with shareholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares.

As a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will decrease from 553,407,286 to approximately 55,341 (based on the number of shares of Common Stock outstanding as of the Record Date). Since additional fractional shares may be issued in order to round up fractional shares, we do not know the exact number of New Shares that will be outstanding after the Reverse Stock Split.

The Company’ transfer agent, Colonial Stock Transfer, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

On February 1, 2019, the Financial Industry Regulatory Authority (“FINRA”) notified the Company that FINRA had received the necessary documentation to process the Reverse Stock Split pursuant to FINRA Rule 6490 and that the Reverse Stock Split would take effect at the opening of trading on March 1, 2019. The Company’s shares will continue to trade on The OTC Markets marketplace under the symbol “REAC” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred.

The new CUSIP number for the Company’s Common Stock will be 74945M203.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment, filed January 22, 2019, to the Amended and Restated Articles of Incorporation of REAC Group, Inc., effective March 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

Dated: February 4, 2019	By:	/s/ ROBERT DEANGELIS
Robert DeAngelis
Chief Executive Officer, President, Secretary & Treasurer (Principal Executive Officer) (Principal Financial and Accounting Officer)

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